EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

Solectron Corporation

OFFER TO EXCHANGE NEWLY ISSUED

0.50% CONVERTIBLE SENIOR NOTES, SERIES B DUE 2034
PLUS UP TO $1,125,000 IN CASH ($2.50 PER $1,000 PRINCIPAL AMOUNT)
FOR ANY AND ALL OUTSTANDING
0.50% CONVERTIBLE SENIOR NOTES DUE 2034

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 0.50% Convertible Senior Notes due 2034 (the “Outstanding Notes”) of Solectron Corporation (the “Issuer”) who wish to tender their Outstanding Notes in exchange for a like principal amount of newly issued 0.50% Convertible Senior Notes, Series B due 2034 (the “New Notes”) of the Issuer, which will be registered under the Securities Act of 1933, and cash ($2.50 per $1,000 principal amount), pursuant to the exchange offer described in the preliminary prospectus included in the registration statement filed by the Issuer on January 13, 2005, and any amendments or supplements thereto (the “Prospectus”), if the holder’s Outstanding Notes are not immediately available or if such holder cannot deliver its Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to Midnight, New York City time, on February 10, 2005, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer — Procedures for Exchange — Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

Facsimile Transmission:

(for eligible institutions only):
(651) 495-8158

To Confirm by Telephone:

(651) 495-4738

By Hand and Overnight Delivery or Certified Mail:

U.S. Bank National Association
Corporate Trust Operations
Reorganization Unit
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attn: Specialized Finance
Solectron Corporation
0.50% Convertible Senior Notes due 2034

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name and Address of
Registered Holder as it
	appears on the	Certificate Number(s) for	Principal Amount of
	Outstanding Notes	Outstanding Notes	Outstanding Notes
Name of Tendering Holder	(Please print)	Tendered	Tendered

PLEASE SIGN HERE

X	X
X	X
X	X
Signature(s) of Holder(s)	Date

          Must be signed by the holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name:

Capacity:
Address(es):

☐	The Depository Trust Company

(Check if Outstanding Notes will be tendered by book-entry transfer)
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: Address: (Zip Code) (Area Code and Telephone No.)	(Authorized Signature) Title: Name: (Please type or print) Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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